Addendum to Form 4 of

Cynthia Croatti

(1)	Represents shares owned directly by Cynthia Croatti.

(2)

Cynthia Croatti is the manager of Trilogy Investment Partners LLC, which as of the date of filing this report, directly owns the reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(3)

Cynthia Croatti is a trustee of The Marie Croatti QTIP Trust, The Samuel E. Brown Gallo Trust – 1989 and The Nicholas C. Brown Gallo Trust - 1989, which as of the date of filing this report, each directly owns a portion of these reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(4)

Cynthia Croatti is a trustee of The Monica Levenstein Gallo Trust – 1989, which as of the date of filing this report, directly owns the reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose.

(5)

Represents shares owned indirectly by Cynthia Croatti as a trustee of The Ronald D. Croatti Non-GST Trust – 2006. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(6)

Represents shares owned directly by The Queue Limited Partnership, a 10% beneficial owner of the issuer, and indirectly by each of Queue Management Associates, Inc., Ronald D. Croatti, Cynthia Croatti and Cecelia Levenstein. Queue Management Associates, Inc. is the general partner of The Queue Limited Partnership. Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of Queue Management Associates, Inc, and Cecelia Levenstein is a director and shareholder of Queue Management Associates, Inc. Cynthia Croatti and Cecelia Levenstein are trustees or beneficiaries of various trusts which hold limited partnership interests in The Queue Limited Partnership. Each of the aforementioned reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(7)

Represents shares owned directly by The Red Cat Limited Partnership, a 10% beneficial owner of the issuer, and indirectly by each of Red Cat Management Associates, Inc., Ronald D. Croatti and Cynthia Croatti. Red Cat Management Associates, Inc. is the general partner of The Red Cat Limited Partnership. Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of Red Cat Management Associates, Inc. Cynthia Croatti is a trustee or beneficiary of various trusts which hold limited partnership interests in The Red Cat Limited Partnership. Each of the aforementioned reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(8)

This stock option became vested and exercisable as follows: 25% on the first anniversary of the grant date (10/31/2002), an additional 25% on the second anniversary of the grant date (10/31/2003), an additional 25% on the third anniversary of the grant date (10/31/2004), and the remaining 25% on the fourth anniversary of the grant date (10/31/2005).

(9)	This stock option became 100% vested and exercisable on the fifth anniversary of the grant date (1/14/2008).

(10)	This stock option became 100% vested and exercisable on the fifth anniversary of the grant date (11/4/2008).